Exhibit 5.7

                                 April 17, 1998



VIA HAND DELIVERY

The Village Shopping Center,
   A Limited Partnership
4601 N. Park Avenue
Apartment 1608
Bethesda, Maryland 20815
Attention: Lester M. Lewis

                  Re:      The Village Shopping Center, Richmond, Virginia

Dear Mr. Lewis:

         The purpose of this letter is to evidence and memorialize an amendment to that certain Contribution Agreement dated March 24, 1998 ("Contribution Agreement") by and between The Village Shopping Center, A Limited Partnership ("Contributor") and First Washington Realty Limited Partnership ("FWRLP"). By executing this letter in the spaces provided below, Contributor and FWRLP each hereby agree as follows:

         1. Section 2(a)(iii) of the Contribution Agreement is deleted in its entirety and replaced with the following:

         "(iii) Issue the Contributor the greater of (A) three hundred sixty thousand one hundred thirty-two (360,132) common partnership units of FWRLP (the "Units"), or (B) an aggregate number of Units (rounded to the nearest one (1)) equal to $9,471,464.00 divided by the Unit Price (as defined below)."

         2. Except as expressly modified by this letter, the Contribution Agreement shall continue in full force and effect in accordance with its original terms.

         Please execute both originals of this letter on behalf of Contributor in the space provided below, retain one (1) fully executed original for your records and return one (1) fully executed original to Jeffrey S. Distenfeld, Esquire at the address set forth above via hand delivery today so as to evidence and memorialize Contributor's agreement to the foregoing.

                                FWRLP:

                                FIRST WASHINGTON REALTY
                                LIMITED PARTNERSHIP

                                By:      First Washington Realty Trust, Inc.,
WITNESS:                                 Its general partner


/s/ Henry M. Renaud                      By:  /s/ William J. Wolfe
                                             William J. Wolfe
                                             President

                                Date of execution:  April   17  , 1998




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The Village Shopping Center,
   A Limited Partnership
April 17, 1998
Page 2


                                   CONTRIBUTOR:

WITNESS:                           THE VILLAGE SHOPPING CENTER, A LIMITED
                                   PARTNERSHIP


/s/ Charlotte K. Lewis             By:  /s/ Lester M. Lewis
                                        Lester M. Lewis
                                        General Partner


                                   Date of execution:   April   17  , 1998






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